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                                                                    EXHIBIT 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of the Starbucks Corporation Employee Stock Purchase Plan - 1995 (the "Plan") on Form 11-K for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on September 24, 2003 (the "Report"), I, Orin C. Smith, president and chief executive officer of Starbucks Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

      1) the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

      2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


September 24, 2003                         /s/ Orin C. Smith
                                           _____________________________________
                                           Orin C. Smith
                                           president and chief executive officer



This written statement is being furnished as an exhibit to the Report and should not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 nor should it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless this written statement is expressly and specifically incorporated by reference therein.

A signed original of this written statement required by Section 906 has been provided to Starbucks Corporation and will be retained by Starbucks Corporation and furnished to the Securities and Exchange Commission or its staff upon request.